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                                   EXHIBIT 99.B

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation D of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.

Dated: November 23, 2004

          SMITH BARNEY CORPORATE TRUST COMPANY


          By: /s/ Marianne Quinn
          --------------------------------------
          Name: Marianne Quinn
          Title: Senior Vice President


          CITIGROUP INC.


          By: /s/ Serena D. Moe
          --------------------------------------
          Name: Serena D. Moe
          Title: Assistant Secretary